Exhibit 6.5

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of August 30, 2023 by and among Cabbacis Inc, a Nevada corporation (“Cabbacis Inc”), Cabbacis LLC, a New York limited liability company, and the members of Cabbacis LLC, a New York limited liability company (“Cabbacis LLC”) that are listed on Exhibit A attached hereto (individually a “Cabbacis LLC Member” and collectively, the “Cabbacis LLC Members”).

WHEREAS, the Cabbacis LLC Members own 100% of the equity interests of Cabbacis LLC;

WHEREAS, the Cabbacis LLC Members desire to transfer to Cabbacis Inc, and Cabbacis Inc desires to acquire from the Cabbacis LLC Members, all of the equity interests of Cabbacis LLC in exchange for an aggregate of 5,400,000 shares of Cabbacis Inc Common Stock, $0.00001 par value per share (the “Common Stock”) and 600,000 shares of Cabbacis Inc Series A Preferred Stock, $0.00001 par value per share (the “Series A Preferred Stock,” together with the Common Stock, the “Cabbacis Inc Shares”) representing 100% of the equity interests of Cabbacis Inc, subject to the terms and conditions set forth herein.

WHEREAS, for the United States federal income tax purposes, it is intended that the Share Exchange (as defined below) will qualify as an exchange under the provisions of Section 351(a) of the Internal Revenue Code of 1986, as amended.

WHEREAS, following the Exchange (as defined below), Cabbacis LLC will become a wholly-owned subsidiary of Cabbacis Inc and the Cabbacis LLC Members will become the sole owners of Cabbacis Inc.

NOW THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1. THE SHARE EXCHANGE.

1.1 Share Exchange. At the Closing (as defined below), Cabbacis Inc shall issue to the Cabbacis LLC Members the number of Cabbacis Inc Shares shown next to each Cabbacis LLC Member’s name in Exhibit A. In full payment for the Cabbacis Inc Shares so issued, each Cabbacis LLC Member shall assign and deliver to Cabbacis Inc the membership interests in Cabbacis LLC (“Cabbacis LLC Interests”) as is designated for such transfer next to each Cabbacis LLC Member’s name on Exhibit A, such Cabbacis LLC Interests in the aggregate constituting all of the outstanding equity interests of Cabbacis LLC. The foregoing exchange of securities is referred to herein as the “Share Exchange.”

1.2 Closing. Subject to the conditions set forth herein, the closing of the Share Exchange (the “Closing”) shall occur at a place and time mutually agreed upon by Cabbacis Inc and the Cabbacis LLC Members. The Closing of the Share Exchange may also take place in a series of rolling closings with each Cabbacis LLC Member. The date of the last such closing to occur shall be referred to herein as the “Closing Date.” As a result of the Share Exchange, Cabbacis LLC shall be a wholly-owned subsidiary of Cabbacis Inc.

1.3 Cabbacis LLC Shareholder Representative. Joseph Pandolfino has been designated by the Cabbacis LLC Members to act as their representative (the “Cabbacis LLC Member Representative”) for purposes of effectuating on behalf of the Cabbacis LLC Members the transactions contemplated by this Agreement.

1.4 Further Assurances. Cabbacis Inc and the Cabbacis LLC Members agree to execute such documents and instruments, and to take or to cause to be taken all such further actions, as Cabbacis Inc and the Cabbacis LLC Member Representative deem necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing Date.

2. Cabbacis Inc Representations and Warranties. Cabbacis Inc hereby represents and warrants to the Cabbacis LLC Members that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

2.1 Organization and Standing. Cabbacis Inc is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry out this Agreement.

2.2 Authorization and Validity. The execution, delivery and performance by Cabbacis Inc of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Cabbacis Inc prior to the Closing. This Agreement has been, or will be as of the Closing Date, duly executed and delivered by Cabbacis Inc and constitutes a legal, valid and binding obligation of Cabbacis Inc, enforceable against Cabbacis Inc in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

2.3 Cabbacis Inc Due Diligence. Cabbacis Inc has had such access to the books and records of Cabbacis LLC as it requires to perform its own due diligence and form its own assessment of the value of Cabbacis LLC.

3. REPRESENTATIONS AND WARRANTIES OF THE CABBACIS LLC MEMBERS. Each of the Cabbacis LLC Members severally represent and warrant to Cabbacis Inc that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

3.1 Ownership of the Cabbacis LLC Interests. Each Cabbacis LLC Member owns, of record and beneficially, the number of Cabbacis LLC Interests shown next to his, her or its name on Exhibit A, free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons; and no person has or will have any right in or to any such Cabbacis LLC Interests. No third party has, or at Closing will have, any right of first refusal, pre-emptive right, option or similar right to acquire any of the Cabbacis LLC Interests.

3.2 Full Right and Legal Capacity. Each Cabbacis LLC Member has the full right, power and legal capacity to enter into this Agreement and to sell, transfer and deliver each of his/her/its respective Cabbacis LLC Interests to Cabbacis Inc as contemplated herein.

3.3 Acknowledgements Regarding the Exchange. Each Cabbacis LLC Member, alone or together with their adviser(s), have such knowledge and experience in financial, tax and business matters as to enable such Cabbacis LLC Member to utilize the information made available by the Cabbacis Inc, in connection with the Share Exchange, to evaluate the merits and risks of acquiring the Cabbacis Inc Shares and to make an informed investment decision with respect thereto. Each Cabbacis LLC Member acknowledges and agrees that the Cabbacis Inc Shares may be restricted securities and that may not be readily transferable.

3.4 Satisfaction. Each Cabbacis LLC Member agrees that upon closing of the Share Exchange, such Cabbacis LLC Member shall have no claim in law or in equity against Cabbacis LLC, or its managers, or Members or representatives or against Cabbacis Inc, or its directors, officers or shareholders arising from or otherwise in connection with such Member’s investment in Cabbacis LLC.

3.5 Due Diligence. Each Cabbacis LLC Member, alone or together with their adviser(s), has had such access to the books and records of Cabbacis Inc as he/she/it requires to perform their own due diligence and form their own assessment of the value of Cabbacis Inc.

3.6 The Cabbacis LLC Member understands that the Cabbacis Inc Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. The Cabbacis LLC Member acknowledges and is aware that the Cabbacis Inc Shares may not be sold pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”) unless certain conditions are met and until the Cabbacis LLC Member has held the Cabbacis Inc Shares for the applicable holding period under Rule 144.

3.7 The Cabbacis LLC Member acknowledges and agrees that each certificate representing the Cabbacis Inc Shares (where required) may bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C) OR (D), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT”

3.8 The Cabbacis LLC Member has not relied on and is not relying on any representations, warranties or other assurances regarding Cabbacis Inc other than the representations and warranties expressly set forth in this Agreement.

3.9 The Cabbacis LLC Member is acquiring the Cabbacis Inc Shares solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available.

4. Cabbacis LLC Representations and Warranties. Cabbacis LLC hereby represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1 Organization and Standing. Cabbacis LLC is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to carry out this Agreement.

4.2 Authorization and Validity. The execution, delivery and performance by Cabbacis LLC of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Cabbacis LLC prior to the Closing. This Agreement has been, or will be as of the Closing Date, duly executed and delivered by Cabbacis LLC and constitutes a legal, valid and binding obligation of Cabbacis LLC, enforceable against Cabbacis LLC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.3 Membership Interests. The Cabbacis LLC Interests constitute all of the membership interests of Cabbacis LLC. No membership interests of Cabbacis LLC are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, membership interests of Cabbacis LLC. The transfer of Cabbacis LLC Interests contemplated by this Agreement will not, immediately or with the passage of time: (A) obligate Cabbacis LLC to issue membership interests of Cabbacis LLC or other securities to any person, or (B) result in a right of any holder of Cabbacis LLC membership interests to adjust the exercise, conversion, exchange or reset price of such securities.

5. DELIVERIES. At the Closing, the parties shall deliver the following documents.

5.1 Documents to be delivered to Cabbacis Inc. At the Closing, the following documents shall be delivered to Cabbacis Inc by each of the Members:

(a) Certificates representing the Cabbacis LLC Interests if such Cabbacis LLC Interests have been certificated and if they have not been certificated, an Assignment executed by each Cabbacis LLC Member of their respective Cabbacis LLC Interest to Cabbacis Inc.

5.2 Documents to be delivered to the CABBACIS LLC Members. At the Closing the following documents shall be delivered by Cabbacis Inc to each Cabbacis LLC Member:

(a) Share Certificates representing the Cabbacis Inc Shares to be issued to each Cabbacis LLC Member as specified in Exhibit A.

6. TERMINATION OF THIS AGREEMENT.

6.1 Grounds for Termination. This Agreement may terminate by the mutual agreement of Cabbacis Inc and the Cabbacis LLC Member Representative.

7. MISCELLANEOUS PROVISIONS.

7.1 Each Cabbacis LLC Member on its own behalf hereby acknowledges and agrees that the percentage of Cabbacis LLC Interest set forth on Schedule A represents the entire Cabbacis LLC Interest held by such Cabbacis LLC Member as of the date of this Agreement and as of the Closing. The Cabbacis LLC Member hereby releases Cabbacis Inc from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which Cabbacis Inc may have with respect to any Cabbacis LLC Interest in excess of the number of Cabbacis LLC Interests set forth on Schedule A. Cabbacis Inc hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which it may be entitled under the articles of incorporation, bylaws or other organizational documents of Cabbacis LLC or under any other agreement or instrument in connection with the Share Exchange.

7.2 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the party not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

7.3 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

7.4 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

7.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

7.6 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing.

7.7 Interpretation. This Agreement shall be governed by and construed under the laws of the State of New York and shall be interpreted as if both parties participated equally in its drafting. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of scanned signature copies bearing a scanned signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such scanned or PDF copies shall constitute enforceable original documents.

7.9 No Advice Given. The Cabbacis LLC Members acknowledge and agree that they have neither asked for nor received any legal or tax advice from Cabbacis Inc or its principals or any other person associated with Cabbacis Inc in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Share Exchange.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, all parties have executed this Agreement as of the date first set out above.

CABBACIS INC

By	/s/ Joseph Pandolfino
Joseph Pandolfino
Chief Executive Officer

CABBACIS LLC

By	/s/ Joseph Pandolfino
Joseph Pandolfino
Manager

THE CABBACIS LLC MEMBERS

/s/ Joseph Pandolfino
Joseph Pandolfino

/s/ Michael Moynihan
Michael R. Moynihan

LUKE PANDOLFINO TRUST

By:	/s/ Annette Taylor
Annette Taylor, Trustee

/s/ John C. Manley
John C. Manley, Jr.

/s/ Joseph M. Anderson
Joseph M. Anderson, Sr.

/s/ Petra Starke
Petra Starke

/s/ Samuel Crogan
Samuel Crogan

/s/ Derrick Porter
Derrick Porter